                                                                    Exhibit 23.3



                            [RubinBrown Letterhead]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Great Wolf Resorts, Inc.

We consent to the use of our report related to the combined financial statements of the Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC, dated May 5, 2005 (except note 12, which is dated January 20,
2006) included in this Post-Effective Amendment Number Five to the Registration Statement on Form S-1 and to the reference to our firm under the heading "Experts" in such Registration Statement.


/s/ RubinBrown LLP

St. Louis, Missouri
April 13, 2006